Exhibit 99.1

ANNOUNCEMENT: MCEWEN MINING Q3 2014

CONFERENCE CALL MONDAY NOVEMBER 10, 11 AM EST

TORONTO, ONTARIO - (November 5, 2014) - McEwen Mining’s (NYSE: MUX) (TSX: MUX) Chief Owner, Rob McEwen, along with members of senior management, will be hosting a conference call Monday November 10, 2014 at 11 AM EST to provide the Q3 2014 Company update.

WEBCAST:

http://www.gowebcasting.com/lobby/6085

TELEPHONE:

Participant dial-in number(s): 647-788-4922 / 877-291-4570

Conference ID: 15923912

REPLAY:
Dial-in number(s): 416-621-4642 / 800-585-8367
Conference ID: 15923912

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina. McEwen Mining has 304.7 million shares fully diluted at November 5, 2014. Rob McEwen, Chairman, and Chief Owner, owns 25% of the shares of the Company.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:
Sheena Scotland Director, Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	Mailing Address 150 King Street West Suite 2800, P.O Box 24 Toronto, Ontario, Canada M5H 1J9 E-mail: info@mcewenmining.com